UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 17, 2013

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CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-32663	86-0812139
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

On May 17, 2013, Clear Channel Outdoor Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders.  Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Company’s Annual Meeting of Stockholders.

1.           The Company’s stockholders elected each of the three nominees for directors to serve as directors for a three year term or until his successor shall have been elected and qualified.

Proposal 1. Election of Directors	Votes For	Votes Withheld	Broker Non-Votes

Class A Common Stock
Blair E. Hendrix	19,335,319	13,223,697	8,508,263
Douglas L. Jacobs	26,985,275	5,573,741	8,508,263
Daniel G. Jones	19,037,785	13,521,231	8,508,263

Class B Common Stock
Blair E. Hendrix	6,300,000,000	0	0
Douglas L. Jacobs	6,300,000,000	0	0
Daniel G. Jones	6,300,000,000	0	0

Total
Blair E. Hendrix	6,319,335,319	13,223,697	8,508,263
Douglas L. Jacobs	6,326,985,275	5,573,741	8,508,263
Daniel G. Jones	6,319,037,785	13,521,231	8,508,263

2.           The selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2013 was ratified.

Proposal 2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2013	Votes For	Votes Against	Abstentions	Broker Non-Votes

Class A Common Stock	40,942,399	109,652	15,228	0
Class B Common Stock	6,300,000,000	0	0	0

Total	6,340,942,399	109,652	15,228	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: May 23, 2013	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary